CAWLEY, GILLESPIE & ASSOCIATES, INC.
PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100         306 WEST SEVENTH STREET, SUITE 302             1000 LOUISIANA STREET, SUITE 625
AUSTIN, TEXAS 78729-1707             FORT WORTH, TEXAS 76102-4987             HOUSTON, TEXAS 77002-5008
512-249-7000                     817- 336-2461                     713-651-9944
www.cgaus.com

Exhibit 23.4

CONSENT OF CAWLEY, GILLESPIE & ASSOCIATES, INC.

As independent petroleum engineers, CAWLEY, GILLESPIE & ASSOCIATES, INC., we hereby consents to the inclusion or incorporation by reference in the Registration Statements on Form S-3 (No. 333-181531 and 333-193206), the Registration Statements on Form S-8 (No. 333-181526 and No. 333-149190) and the 2013 Annual Report on Form 10-K of BreitBurn Energy Partners L.P. of information from our firm's reserves report dated January 16, 2014 entitled Reserve Evaluation BreitBurn Management Company, LLC Interests Total Proved Reserves Postle Area As of December 31, 2013, and all references to our firm included in or made part of the Annual Report on Form 10-K for the fiscal year ended December 31, 2013 of BreitBurn Energy Partners L.P.

/s/ Cawley, Gillespie & Associates, Inc.
Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693
February 28, 2014